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                                                                   EXHIBIT 10.52
                                                                [EXECUTION COPY]

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

           AMENDMENT dated as of December 30, 1994 among BEVERLY CALIFORNIA CORPORATION, a California corporation (the "Borrower"), BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Guarantor"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent and Issuing Bank.

                             W I T N E S S E T H:

           WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of November 1, 1994 (the "Credit Agreement"); and
           WHEREAS, the parties hereto desire to amend the Credit
Agreement as hereinafter provided;

           NOW, THEREFORE, the parties hereto agree as follows:


           SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

           SECTION 2.  Amendment of Section 1.01 of the Credit
Agreement.  The definition of "Consolidated Net Capital Expenditures" in
Section 1.01 of the Credit Agreement is hereby amended to read as follows:

           "Consolidated Net Capital Expenditures" means, for any period, the sum, without duplication, of (i) the total amount of additions to property and equipment of the Guarantor and its Consolidated Subsidiaries during such period of the types classified as "Capital expenditures" on the consolidated statement of cash flows included in the Base Financials and (ii) all Investments made by the Guarantor or any of its Subsidiaries during such period in Beverly Japan Corporation; provided that "Consolidated Net Capital Expenditures" shall exclude (A) the application of insurance or condemnation proceeds to rebuilding facilities and (B) the amount of any Debt incurred or
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     assumed for the purpose of financing all or any part of the cost of constructing any asset to the extent that such amount does not exceed 75% of the cost of acquiring or constructing such asset.

           SECTION 3.  Governing Law.  This Amendment shall be
governed by and construed in accordance with the laws of the State of New York.

           SECTION 4.  Counterparts; Effectiveness.  This
Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower, the Guarantor and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).




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